UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2010

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10253	41-1591444
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices, including Zip Code)

(952) 745-2760

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 28, 2010, the Annual Meeting of the stockholders of TCF Financial Corporation was held. The following is a brief description of each matter voted on at the meeting, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each matter.

	Vote
		Against or		Broker
	For	Withheld	Abstain	Non-votes

1. The following directors were elected, each to serve a one-year term expiring at the 2011 Annual Meeting of the stockholders and until their successors are duly elected and qualified:

Peter Bell	101,071,998	7,848,749	—	19,052,397
William F. Bieber	61,795,030	47,125,717	—	19,052,397
Theodore J. Bigos	62,112,067	46,808,680	—	19,052,397
William A. Cooper	101,490,852	7,429,895	—	19,052,397
Thomas A. Cusick	101,227,109	7,693,638	—	19,052,397
Luella G. Goldberg	62,008,424	46,912,323	—	19,052,397
George G. Johnson	102,680,501	6,240,246	—	19,052,397
Vance K. Opperman	64,095,162	44,825,585	—	19,052,397
Gregory J. Pulles	102,440,773	6,479,974	—	19,052,397
Gerald A. Schwalbach	63,874,237	45,046,510	—	19,052,397
Douglas A. Scovanner	102,905,818	6,014,929	—	19,052,397
Ralph Strangis	49,782,372	59,138,375	—	19,052,397
Barry N. Winslow	102,399,663	6,521,084	—	19,052,397

2. A stockholder proposal regarding a simple majority voting standard on matters currently requiring more than a simple majority vote was approved by the stockholders.	77,647,742	30,965,181	307,824	19,052,397

3. An advisory vote on the appointment of KPMG LLP as independent registered public accountants of TCF Financial Corporation for fiscal year ending December 31, 2010 was approved by the stockholders.	122,240,292	5,485,551	247,301	—

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper, Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas F. Jasper
Thomas F. Jasper, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President, Controller and Assistant Treasurer (Principal Accounting Officer)

Dated:    April 30, 2010

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